UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) October 28, 2016

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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 28, 2016, the Board of Directors (the “Board”) of Matador Resources Company (the “Company”) increased the size of the Board and appointed R. Gaines Baty as a new director.
Mr. Baty is Founder and CEO of R. Gaines Baty Associates, Inc., an executive search firm he founded in 1982. Mr. Baty has over 30 years of experience as an employee search consultant. In addition, he has provided companies across the country in a variety of industries with executive leadership and career services training. Mr. Baty has been associated with the Company and its predecessor for over 20 years. During that time, he has assisted the Company in hiring over 100 team members and has become a trusted advisor to the Company’s management team.
Mr. Baty has served as a two-term President of the Society of Executive Recruiting Consultants and a two-term President of the Independent Recruiter Group. Mr. Baty is also a published author.
Mr. Baty was appointed by the Board to serve as a director until the 2017 Annual Meeting of Shareholders or his earlier death, retirement, resignation or removal. He was also appointed by the Board to serve on the Corporate Governance Committee and, effective January 1, 2017, the Compensation Committee.
Mr. Baty will be compensated according to the director compensation program described in the Director Compensation section of the Company’s Proxy Statement for the Annual Meeting of Shareholders held on June 9, 2016 filed on April 28, 2016 and incorporated herein by reference. He will also enter into an indemnification agreement with the Company in the form included as Exhibit 10.22 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 14, 2011 and incorporated herein by reference. Mr. Baty does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and was not appointed to the Board pursuant to any arrangement or understanding between Mr. Baty and any other person.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: November 3, 2016	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President